PRICEWATERHOUSE COOPERS (LOGO)
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                                                   PRICEWATERHOUSECOOPERS LLP
                                                   PricewaterhouseCoopers Center
                                                   300 Madison Avenue
                                                   New York, NY 10017
                                                   Telephone: (646) 471 3000
                                                   Facsimile (813) 286 6000









February 12, 2008


Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549


Commissioners:

We have read the statements made by Fenimore Asset Management Trust (the "Funds") (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Funds' Form N-SAR report dated February 13, 2008. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
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On October 10, 2007, the Board of Trustees of Fenimore Asset Management Trust
(the "Funds"), upon the recommendation of the Funds' audit committee, determined not to retain PricewaterhouseCoopers LLP and approved a change of the Funds' independent registered public accounting firm to Briggs, Bunting & Dougherty, LLP. PricewaterhouseCoopers LLP's reports on the financial statements of the Funds for each of the two years in the period ended December 31, 2006 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as uncertainty, audit scope, or accounting principles.

During the two years ended December 31, 2006 and through October 10, 2007, there were no disagreements between the Funds and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the two years ended December 31, 2006 and through October 10, 2007, there were no reportable events within the meaning of paragraphs (1)(v)(A) through (D) of Item 304(a) of Regulation S-K.

The Funds have provided PricewaterhouseCoopers LLP with a copy of these disclosures and have requested that PricewaterhouseCoopers LLP furnish the Funds with a letter addressed to the Commission stating whether it agrees with the statements made by the Funds herein and, if not, detailing the particular statements with which it does not agree. A copy of such letter is filed as an exhibit to this Form N-SAR.